Exhibit 99.2
For the attention of Business and Media sections
Madrid, New York, August 4, 2010
PRESS RELEASE
LIBERTY AND PRISA AMEND TERMS OF BUSINESS COMBINATION, ANNOUNCE COMMITMENT OF INSTITUTIONAL INVESTORS
Promotora de Informaciones, S.A. (“Prisa”) (MCE: PRS.MC) and Liberty Acquisition Holdings Corp. (“Liberty”) (NYSE AMEX: LIA, LIA.U, LIA.WS) announced today that the parties have amended the terms of their business combination agreement. The new terms alter the consideration offered to Liberty stockholders to present what the parties believe to be a more attractive valuation.
Holders of Liberty common stock who elect to receive Prisa shares in the business combination will receive 1.5 Prisa Class A ordinary shares, 3.0 Prisa Class B non-voting convertible shares (“NVCS”), and $0.50 in cash in exchange for each share of Liberty common stock held. Prisa is expected to issue the Prisa Class A and Class B shares in the form of American Depositary Shares evidenced by American Depositary Receipts. Each NVCS is mandatorily convertible in 3.5 years and is entitled to receive €0.175 of minimum dividends per annum, which are cumulative until mandatory conversion subject to the existence of distributable profits or Class B share premium reserve.
Liberty warrant holders will receive 0.45 Prisa Class A ordinary shares and $0.90 in cash in exchange for each warrant they hold.
In addition, Prisa expects to issue to existing Prisa shareholders 1.1 warrants per each Prisa ordinary share held with a strike price of €2.00. Each warrant will entitle its holder to purchase one Prisa Class A ordinary share and will expire 3.5 years from the date of their issuance.
It is expected that after completion of the business combination the existing controlling shareholder group of Prisa will hold in excess of 30% of Prisa’s outstanding class A ordinary shares, after giving effect to the conversion of all NVCS’s and to the issuance and exercise of all warrants expected to be issued to existing Prisa shareholders.
Liberty has received commitments from Liberty’s sponsors, prominent banks and institutional investors, to invest up to $400 million dollars of cash into Liberty to help fund a new cash election option to be made available to Liberty stockholders, who may now elect to receive at closing, for each share of Liberty common stock they hold, either $10.00 in cash, without interest, or the agreed mix of Prisa shares and cash. Liberty stockholders will continue to have the right to elect redemption of their shares of common stock and receive approximately $9.87.
These and other changes, including the conditions to closing the business combination, will be described in an amendment to Prisa’s Registration Statement on Form F-4, which the parties expect to file with the U.S. Securities and Exchange Commission as promptly as possible. When available, investors are strongly encouraged to read Prisa’s amendment to the Registration Statement on Form F-4, of which Liberty’s proxy statement forms a part, as this document will describe in detail all of the revised terms of the business combination.
Prisa has signed definitive agreements with its banks, reflecting the support of its lenders. Prisa now has until November 30, 2010, to meet the conditions that automatically extend the maturity of the bridge loan until May 19, 2013.
Nicolas Berggruen, Liberty’s co-founder said, “The changes we have made to the business combination agreement have required contributions by all parties. We believe that the revised structure of the transaction and the commitment of prominent banks and institutional investors is a formula for the success of this transaction. I am extremely excited about Prisa’s growth prospects in the Ibero-American region as well as the U.S. Latin and Hispanic market, which together we see as one of the most desirable business opportunities for international companies.”
Juan Luis Cebrian, Prisa’s CEO said: “We expect that the amended terms of our business combination will help us create a large group of multinational investors and secure the certainty of the closing of our transaction. Step by step, we have been fulfilling the action program we announced months ago. We are now looking forward to concluding the regulatory process leading to the completion of Prisa’s transaction with Liberty.”
“We are very pleased with the events of the last few weeks, including the commitment of the institutional investors to the transaction,” said Martin E. Franklin, Chairman of Liberty. “Typically, I invest in companies that have strong brands, positive cash flow and are misunderstood by the market – Prisa fits this profile.”
Ignacio Polanco, Prisa’s Chairman, added, “the amended terms of this agreement have been possible due to the efforts made by Liberty’s sponsors and Prisa shareholders seeking to provide the company with a stronger capital structure and the ability to take advantage of strategic opportunities”.
Kevin Adeson, Head of Global Capital Financing at HSBC, who are acting as Global Coordinator for the restructuring process, said that “the significant amendments to Prisa’s financing arrangements reflect the confidence placed in Prisa by HSBC and its core lenders. Prisa has shown a real focus and determination in pursuing asset disposals and strengthening its capital base despite the challenging markets. The amended terms of the transaction with

Liberty give us great confidence that the restructuring process will be completed successfully.”
Liberty and Prisa will hold a conference call on Thursday August 5, 2010 at 11 AM EDT (1700 CET) to discuss the changes to the amendment of the Business Combination Agreement at the following number:
* US/Canada Dial-in #: +1 (866) 644-3260
* Int’l/Local Dial-In #: +1 (706) 634-5163
* Conference ID: 67055313
Prisa is advised by Violy & Company, and by Cortés Abogados and Wachtell, Lipton, Rosen & Katz.
Liberty is advised by Tegris Advisors LLC, and by Greenberg Traurig LLP and Garrigues.
HSBC is the global coordinator and a financial adviser for the restructuring process of Prisa.
Citi and Barclays Capital are the capital markets advisors for Liberty.
Disclaimer:
This document does not constitute an offer to sell, or an invitation to subscribe for or purchase, any securities or the solicitation of any approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. This document is not an offer of securities for sale in the United States. No securities will be offered or sold in the United States absent registration or an exemption from registration. This document does not constitute a prospectus or prospectus equivalent document. This document is not intended for distribution to, or use by any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. HSBC Bank plc is acting solely for Prisa in relation to the matters set out in this announcement (to the extent applicable) and will not regard as a client anyone other than Prisa and will not be responsible to anyone other than Prisa for providing the protections afforded to its clients. HSBC Bank plc, its affiliates and its and their respective officers and directors accept no responsibility for and disclaim all liability in respect of, and make no representation or warranty, express or implied, in relation to, the contents of this announcement (including its accuracy or completeness).
Forward-Looking Statements:
This document may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Prisa, Liberty and the combined group after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Business Combination Agreement between Prisa and Liberty (the “Amended and Restated Business Combination Agreement”); (2) the outcome of any legal proceedings that may be instituted against Prisa and others following announcement of the Amended and Restated Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Amended and Restated Business Combination Agreement due to the failure to obtain Liberty stockholder approval, Liberty warrant holder approval or Prisa shareholder approval; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Amended and Restated Business Combination Agreement; (5) the risks that Prisa’s planned asset dispositions and/or restructuring of its credit facilities will fail to be completed or fail to be completed on the terms currently anticipated or that Prisa will not receive the necessary consents under its Refinancing Master Agreement to the terms of the business combination; (6) the risk that holders of more than 70 million shares of Liberty common stock will elect to receive cash or will elect to redeem their shares; (7) the risk that other conditions to closing may not be satisfied; (8) the risk that securities markets will react negatively to the business combination or other actions by Prisa and the holders of Liberty common stock will not find this to be more attractive than the former terms of the business combination or have a different view of the value and long-term prospects of Prisa; (9) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (10) the ability to recognize the anticipated benefits of the combination of Prisa and Liberty and of Prisa to take advantage of strategic opportunities; (11) costs related to the proposed business combination; (12) the limited liquidity and trading of Liberty’s securities; (13) changes in applicable laws or regulations; (14) the possibility that Prisa may be adversely affected by other economic, business, and/or competitive factors; and (15) other risks and uncertainties indicated from time to time in Prisa’s or Liberty’s filings with the SEC. Readers are referred to Liberty’s most recent reports filed with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It:
This document may be deemed to be solicitation material in respect of the proposed business combination involving Prisa and Liberty. On May 7, 2010, in connection with the proposed business combination, Prisa filed a registration statement on Form F-4 (the “Registration Statement”) with the SEC that includes a preliminary proxy statement of Liberty for the proposed business combination and proposed warrant amendment that will also constitute a prospectus of Prisa. Prisa expects to file an amendment to its Registration Statement which will, among other things, reflect the terms of the Amended and Restated Business Combination Agreement. Liberty intends to mail a definitive proxy statement/prospectus for the proposed business combination and proposed warrant amendment to its stockholders and warrant holders as of a record date to be established for voting on the proposed business combination. Liberty stockholders and warrant holders are urged to read the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when it becomes available, because these documents contain or will contain important information regarding Liberty, Prisa, the proposed business combination, the proposed warrant amendment and related matters. Stockholders and warrant holders may obtain a copy of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus when it becomes available, and any other documents filed by Liberty or Prisa with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Liberty, 1114 Avenue of the Americas, 41st floor, New York, New York 10036, or by calling Liberty at (212) 380-2230. Prisa will also file certain documents with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”) in connection with its shareholders’ meeting to be held in connection with the proposed business combination, which will be available on the CNMV’s website at www.cnmv.es.
Participants in the Business Combination:
Prisa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Liberty in connection with the proposed business combination and from the warrant holders of Liberty in connection with the proposed warrant amendment. Information regarding the special interests of these directors and executive officers in the business combination is included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC. Liberty and its directors and officers may be deemed to be participants in the solicitation of proxies from Liberty’s stockholders in respect of the proposed business combination and from the warrant holders of Liberty in connection with the proposed warrant amendment. Information regarding the officers and directors of Liberty is available in Liberty’s preliminary proxy statement contained in the Registration Statement, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination and proposed warrant amendment) and the other relevant documents filed with the SEC.
For further information, please contact:
For Prisa:
Pilar Gil
Prisa Communication Department
Gran Vía, 32, 6 a — 28013 Madrid
(Spain)
Tel.: (34) 91 330 1079
Fax: (34) 91 330 1038
Email: pilarg@prisa.es
Web: http://www.prisa.com